UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2011

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

Canada	001-34198	Not Applicable
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

2838 Bovaird Drive West
Brampton, Ontario, L7A 0H2, Canada
(Address of Principal Executive Offices)

(905) 455-1990
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.     OTHER EVENTS.

On May 31, 2011, SunOpta Inc. (the "Company") issued a press release announcing the sale of frozen fruit processing equipment located in Salinas, California to Cal Pacific Specialty Foods, LLC. ("Cal Pacific"). These assets were previously leased to Cal Pacific and were sold for their book value of approximately $1.8 million, paid in cash on closing. Cal Pacific will continue to supply IQF strawberries and other products to SunOpta under an existing long-term supply agreement.

The processing assets included in this transaction were part of the SunOpta Fruit Group, and more specifically, the SunOpta Fruit Specialties frozen fruit operations, which supply frozen strawberries and other fruit products in individually quick frozen (IQF) and other packaging formats to retail, foodservice and industrial customers in the United States and certain international markets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By	/s/ John Dietrich

John Dietrich
Vice President, Corporate Development
and Secretary

Date	May 31, 2011